Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
Form S-8 No. 33-22291 (the Newpark Resources, Inc. 1988 Incentive Stock Option Plan);
Form S-8 No. 33-54060 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan);
Form S-8 No. 33-62643 (the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);
Form S-8 No. 33-83680 (the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan and the Newpark Resources, Inc. Amended and Restated 1988 Incentive Stock Option Plan, as amended);
Form S-8 No. 333-07225 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan and the Newpark Resources, Inc. 1993 Non-Employee Directors’ Stock Option Plan, as amended);
Form S-8 No. 333-33624 (the Newpark Resources, Inc. 1999 Employee Stock Purchase Plan);
Form S-8 No. 333-39948 (the Newpark Resources, Inc. 1995 Incentive Stock Option Plan, as amended);
Form S-3/A No. 333-39978 (shares of common stock issuable upon conversion of and as dividends on Series B Convertible Preferred Stock and upon exercise of a warrant);
Form S-3A No. 333-53824 (shares of common stock issuable upon conversion of and as dividends on Series C Convertible Preferred Stock);
Form S-8 No. 333-106394 (the Newpark Resources, Inc. 2003 Long Term Incentive Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-106394 on Form S-8;
Form S-8 No. 333-118140 (the Newpark Resources, Inc. 2004 Non-Employee Directors’ Stock Option Plan) and Post-Effective Amendment No. 1 to Registration Statement No. 333-118140 on Form S-8; and
Form S-8 No. 333-141577 (the Newpark Resources, Inc. 2006 Equity Incentive Plan, 1999 Employee Stock Purchase Plan (as amended) and individual awards);
of our reports dated March ___, 2008, with respect to the consolidated financial statements of Newpark Resources, Inc. and the effectiveness of internal control over financial reporting of Newpark Resources, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Houston, Texas

March 6, 2008